Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

RSC Capital Corporation

New York, New York

We hereby consent to the incorporation by reference in this Registration Statement of our report dated February 27, 2014, relating to the consolidated financial statements of First Allied Holdings Inc., which is contained in the definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission by RCS Capital Corporation on June 11, 2014.

BDO USA, LLP

Richmond, Virginia

June 17, 2014